                          SCHEDULE 14A TEMPLATE

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             OMNIPOINT CORPORATION
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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Notes:

                               [OMNIPOINT LOGO]

                            3 Bethesda Metro Center
                                   Suite 400
                           Bethesda, Maryland 20814
                                (301) 951-2500

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1999

                               ----------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Omnipoint Corporation, a Delaware corporation ("Omnipoint"), will be held on Thursday, May 27, 1999, at 2:30 p.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Suite 700, Washington, D.C. 20036 for the following purposes:

  1. To elect seven (7) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed;

  2. To amend Omnipoint's 1996 Employee Stock Purchase Plan to authorize an additional 250,000 shares of common stock to be made available for issuance under the plan;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as Omnipoint's independent auditors for the year ending December 31, 1999; and

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing matters are described in more detail in the enclosed Proxy Statement.

  Your Board of Directors has fixed April 15, 1999 as the record date for determining stockholders entitled to vote at the Annual Meeting.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. YOUR PARTICIPATION IN THESE MATTERS IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors,

                                          /s/ Edwin M. Martin, Jr.
                                          Edwin M. Martin, Jr., Secretary

Bethesda, Maryland
April 27, 1999

                               [OMNIPOINT LOGO]

                            3 Bethesda Metro Center
                                   Suite 400
                           Bethesda, Maryland 20814
                                (301) 951-2500

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The Board of Directors of Omnipoint Corporation, a Delaware corporation ("Omnipoint"), is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 27, 1999 at 2:30 p.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Suite 700, Washington, D.C. 20036, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and Omnipoint's Annual Report to Stockholders are first being mailed to stockholders on or about April 27, 1999.

                               VOTING SECURITIES

Voting Rights and Outstanding Shares

  Only stockholders of record on the books of Omnipoint as of 5:00 p.m., April 15, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, Omnipoint had 53,149,212 shares of Common Stock outstanding, entitled to one vote per share.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of Omnipoint's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

  The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by delivering to Omnipoint (Attention: Harry Plonskier) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendment to Omnipoint's Employee Stock Purchase Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. Omnipoint believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The cost of soliciting proxies will be borne by Omnipoint. In addition, Omnipoint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain Omnipoint's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

                     PROPOSAL NO 1: ELECTION OF DIRECTORS

  Seven directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected or appointed. The seven nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced in accordance with the Bylaws of Omnipoint. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

  In respect of such nominees, the following information is furnished:

  Douglas G. Smith, age 45 founded Omnipoint in June 1987 and has continuously served as Chairman of the Board, President and Chief Executive Officer. From 1985 to 1987, he was one of four professionals in a small venture capital fund focusing on opportunities in the electronic information industry. From 1980 to 1985, he founded and managed the Investment Data Systems Division of Strategic Information (a division of Ziff-Davis Publishing). He received his M.B.A. from the Harvard Business School, an M.A. from Oxford University and his B.A. from Georgetown University.

  George F. Schmitt, age 55 has served as President of Omnipoint Communications Services, LLC, a subsidiary of Omnipoint ("OCS"), since January 1997, when OCS was established, and President of Omnipoint Communications Inc. ("OCI"), also a subsidiary of Omnipoint, Executive Vice President of Omnipoint and Director since October 1, 1995. Prior to joining Omnipoint, from November 1994 to September 1995, Mr. Schmitt was President and Chief Executive Officer of PCS PrimeCo, a personal communications service partnership formed by AirTouch Communications, Inc. ("AirTouch"), Bell Atlantic Corporation, NYNEX Corporation and US West Inc. From November 1993 to November 1994, Mr. Schmitt was Executive Vice President, International Operations of AirTouch. From January 1990 to March 1994 he served as Vice President of Pacific Telesis Group, a predecessor to AirTouch, and was given the responsibility of building and operating the first digital cellular system in the world, the D2 GSM network in Germany in 1990. Prior to January 1990, Mr. Schmitt held various management positions with Pacific Telesis Group and Pacific Bell. Mr. Schmitt is a member of the Board of Directors of Objective Systems Integrators, Inc. Mr. Schmitt received his MSM degree from Stanford and a B.A. from St. Mary's College of California.

  Richard L. Fields, age 42, has served as a Director of Omnipoint since September 1991. Since February 1994, Mr. Fields has been a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), and prior to such time he was a Vice President of Allen.

  Evelyn Goldfine, age 52, has served as a Director of Omnipoint since October 1991. Ms. Goldfine is a private venture investor who joined Omnipoint as Director of Administration in 1990, and became Chief Administrative Officer in 1994. She is a certified public accountant and holds a B.A. degree from the City University of New York and an accounting degree from Bentley College.

  Arjun Gupta, age 38, has served as a Director of Omnipoint since August 1995. Mr. Gupta is a partner of TeleSoft Partners, which he founded in January 1997. From August 1994 to December 1996, Mr. Gupta was a Vice President of Chatterjee Management Company. From November 1993 to July 1994, Mr. Gupta was a private consultant. From June 1993 through November 1993, he was with Kleiner Perkins Caufield & Byers and from October 1989 through June 1993, Mr. Gupta was with McKinsey & Company.

  James N. Perry, Jr., age 38, has been a Director of Omnipoint since August 1993. In January 1993, he became Vice President of Madison Dearborn Partners, Inc. Previously, Mr. Perry served in various positions at

First Capital Corporation of Chicago and its affiliates. Mr. Perry currently serves as a director of Allegiance Telecom, Inc. and Clearnet Communications, Inc.

  James J. Ross, age 60, has been Vice-Chairman of the Board since 1989. Mr. Ross is a private venture investor. Since February 1995, Mr. Ross has been Of Counsel in the law firm of Becker Ross Stone DeStefano & Klein and prior to such time, he was a partner at such firm.

  Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.

Required Vote

  Directors are elected by plurality vote cast by stockholders entitled to vote. Neither broker non-votes nor abstentions are treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote "FOR" the election of all nominees named above.

                     THE BOARD OF DIRECTORS AND COMMITTEES

  Omnipoint's Board of Directors met 11 times during 1998. Except for Mr. Gupta, all directors attended more than 75% of all meetings of the Board of Directors and meetings of committees of the Board of Directors on which such directors served.

  The Audit Committee consisted of Mr. Paul J. Finnegan, who subsequently resigned from the board, and Mr. Ross and met four times during 1998. This Committee reviews and supervises the financial controls of Omnipoint, including selecting the firm of independent accountants to audit the financial statements of Omnipoint and monitoring the effectiveness of the audit effort and Omnipoint's financial and accounting organization and financial reporting.

  The Compensation Committee consists of Messrs. Fields, Gupta and Perry and met four times during 1998. This Committee establishes and reviews annually Omnipoint's general compensation policies applicable to Omnipoint's executive officers, reviews and approves the level of compensation awarded to Omnipoint's Chief Executive Officer and other executive officers, and prepares and delivers annually to the Board of Directors a report disclosing compensation policies applicable to Omnipoint's executive officers and the bases for the Chief Executive Officer's compensation during the last fiscal year. The Compensation Committee also administers Omnipoint's Amended and Restated 1990 Stock Option Plan, the Omnibus Stock Plan and the Employee Stock Purchase Plan. In addition, the Compensation Committee determines the recipients and terms of any non-plan grants, sales and awards of Omnipoint's securities to employees, officers, directors and consultants of Omnipoint.

  The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Edwin M. Martin, Jr., Secretary of Omnipoint, at Omnipoint's address.

  Directors do not receive any fees for service on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket travel expenses for each Board of Directors and Committee meeting attended. Mr. Ross provides for a fee consulting services involving business development and investor and government relations.

                              EXECUTIVE OFFICERS

  The executive officers of Omnipoint as of the date of this Proxy Statement are listed and described below.

          Name           Age                  Position
          ----           ---                  --------
Douglas G. Smith........  45     Chairman of the Board, President,Chief Executive Officer
George F. Schmitt.......  55     Executive Vice President and President, OCS
Evelyn Goldfine.........  52     Chief Administrative Officer
Kjell S. Andersson......  56     Executive Vice President and President, OTI
Charles R. Johnston.....  65     Chief Operating Officer, OCS
Harry Plonskier.........  46     Treasurer, Chief Accounting Officer and Acting Chief Financial Officer

  Douglas G. Smith, Mr. Smith's business experience is described under Proposal No. 1--Election of Directors.

  George F. Schmitt, Mr. Schmitt's business experience is described under Proposal No. 1--Election of Directors.

  Evelyn Goldfine, Ms. Goldfine's business experience is described under proposal No. 1--Election of Directors.

  Mr. Andersson has served as Executive Vice President of Omnipoint and President of Omnipoint Technologies, Inc., a subsidiary of Omnipoint ("OTI"), since February 1997. Prior to joining Omnipoint, he was Executive Vice President and General Manager of Ericsson Radio Systems AB for five years. Before that, he was President and CEO of Ericsson Radio Access AB, which designed, produced, and distributed radio base stations. From 1982 to 1990, Mr. Andersson served in various executive level positions with Ericsson Radar Electronics AB and prior to that, spent nine years in engineering, marketing and general management positions with SATT Electronics AB. Mr. Andersson holds an MSc degree in Electronic Engineering from the Royal Institute of Technology in Stockholm.

  Charles Johnston became Chief Operating Officer of OCS in July 1998 and General Manager in August 1997. Prior to joining Omnipoint and for approximately 17 years, he held numerous executive positions at Pacific Bell Mobil Services. Most recently, he was Vice President of Special Services of Pacific Bell. Mr. Johnston holds a BSc degree in Marketing from the University of Southern California.

  Harry Plonskier became Treasurer, Chief Accounting Officer and Acting Chief Financial Officer of Omnipoint in October 1998, Vice President, Finance of OCI in July 1994, and has served as Vice President, Finance of OCS since January 1997. Prior to joining Omnipoint, Mr. Plonskier served as Vice President and Controller of Dyson Kissner Corporation, a privately held investment holding company. Previously, Mr. Plonskier served as Chief Financial Officer of Cellular One of New York (the McCaw/LIN cellular system). Mr. Plonskier holds a B.A. and an M.B.A. from the University of Michigan.

  All executive officers hold office until their successors are appointed.

  There are no family relationships among any of the directors or executive officers of Omnipoint.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain annual compensation information for Omnipoint's Chief Executive Officer and the other four most highly paid executive officers of Omnipoint whose annual salary exceeded $100,000 as of December 31, 1998 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                  Annual Compensation               Compensation Awards
                         ------------------------------------------ -------------------
                                                                          Options
        Name and                                     Other Annual       (in Number
   Principal Position    Year  Salary      Bonus(1) Compensation(2)     of Shares)
   ------------------    ---- --------     -------- --------------- -------------------
Douglas G. Smith........ 1998 $262,115     $129,375     $31,820               --
 President and Chief
 Executive Officer...... 1997  214,130      147,615      32,730               --
                         1996  212,500      127,500      27,300               --

George F. Schmitt....... 1998  262,115      129,375      19,621               --
 Executive Vice
  President and          1997  223,270      127,500         720               --
 President of OCS        1996  212,500      127,500       7,750               --

Kjell S. Andersson...... 1998  236,862      126,000      37,662               -- (3)
 Executive Vice
  President and          1997  188,654(4)    54,000      92,678(5)        192,000
  President of OTI       1996      --           --          --                --

Charles R. Johnston..... 1998  156,776(6)    47,670      20,228            16,000(7)
 Chief Operating Officer
  of OCS                 1997   57,077(8)       --       22,500(9)         25,500(10)
                         1996      --           --          --                --

Harry Plonskier......... 1998  167,230(11)   51,350       6,000            10,500
 Treasurer, Chief
  Accounting Officer     1997  148,840       32,280       6,000               --
  and Acting Chief
  Financial Officer      1996  134,250       32,280       6,000             8,000(10)

--------
 (1) Omnipoint's executive officers are eligible for annual cash bonuses. Such bonuses are generally earned in the previous year based upon achievement of corporate and individual performance objectives determined by the Compensation Committee; however, certain bonuses are specified in employment agreements.
 (2) Includes amounts reimbursed in connection with a supplemental benefit program and premiums on life insurance.
 (3) Under the Omnipoint Technologies, Inc. Equity Incentive Plan, Mr. Andersson received options to purchase 1,250,000 shares of Common Stock of OTI, which is currently not liquid. Stock options exercisable for the OTI Common Stock vest over five years, 20% in the first year and on an annual basis thereafter, provided that Mr. Andersson remains continuously employed by OTI.
 (4) Mr. Andersson joined Omnipoint in February 1997. His annual salary for fiscal 1997 would have been $225,000 if he were with Omnipoint for the entire year.
 (5)  Includes $92,678 reimbursement for moving expenses.
 (6) Mr. Johnston held three different roles in OCS during the year, starting as General Manager of the New England region and becoming Chief Operating Officer of OCS in July 1998.
 (7) Includes options for 4,000 shares, which were granted below fair market value.
 (8) Mr. Johnston joined Omnipoint in July 1997. His annual salary for fiscal year 1997 would have been $140,000 if he were with Omnipoint for the entire year.
 (9)  Includes $15,000 transition allowance.
(10) Includes options for 3,000 shares, which were granted below fair market value.
(11) Mr. Plonskier was Vice President, Finance of OCS during all of 1998 and in addition became Treasurer, Chief Accounting Officer and Acting Chief Financial Officer of Omnipoint in October 1998.

  The following table contains further information concerning the stock option grants made to each of the Named Officers during the fiscal year ended December 31, 1998.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)

                                         Individual Grants
                         --------------------------------------------------
                                                                             Potential Realizable Value at
                         Number of                                              Assumed Annual Rates o
                         Securities    % of Total                              Stock Price Appreciation
                         Underlying  Options Granted Exercise or                for Option Term ($)(2)
                          Options    to Employees in Base Price  Expiration -------------------------------
          Name            Granted    Fiscal Year(1)    ($/SH)       Date       0%         5%        10%
          ----           ----------  --------------- ----------- ---------- --------- ---------- ----------
Douglas G. Smith........      --           --             --           --         --         --         --
George Schmitt..........      --           --             --           --         --         --         --
Kjell S. Andersson(3)...      --           --             --           --         --         --         --
Charles R. Johnston.....    4,000(4)         *          $0.01    7/13/2007  $  90,720 $  140,758 $  213,967
                           12,000(4)         *          22.69    7/13/2007        --     150,145    369,772
Harry Plonskier.........   10,500(5)         *          26.00    10/1/2006        --      43,168    207,561

--------
 * Less than 1%.
(1) Based on options to purchase 1,633,433 shares granted in fiscal 1998.
(2) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the 10-year term of the options, are mandated by SEC rules and are not indicative of expected stock performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.
(3) Under the Omnipoint Technologies, Inc. Equity Incentive Plan, Mr. Andersson received 1,250,000 options to purchase Common Stock of OTI, which is currently not liquid. Stock options exercisable for the OTI Common Stock vest over five years, 20% in the first year and on an annual basis thereafter, provided that Mr. Andersson remains continuously employed by OTI.
(4) Stock options were granted pursuant to an employment agreement which provides for vesting of options over a twelve-month period.
(5) Stock options vest over five years, 20% in the first year and on an annual basis thereafter, provided that such officer emains continuously employed by Omnipoint.

  The following table sets forth certain information regarding options to purchase Common Stock held as of December 31, 1998 by each of the Named Officers.

                        AGGREGATED OPTION/SAR EXERCISES
               IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                                 Number of Securities Underlying         Value of Unexercised
                                                  Unexercised Options at Fiscal         in-the-Money Options at
                           Shares     Value               Year End 1998               Fiscal Year End 1998 ($)(1)
                         Acquired on Realized    ----------------------------------   ------------------------------
          Name            Exercise     ($)        Exercisable       Unexercisable     Exercisable     Unexercisable
          ----           ----------- --------    ---------------   ----------------   -------------   --------------
Douglas G. Smith........      --          --                 --                 --             --                --
George F. Schmitt.......   26,666    $ 63,332(2)         398,334            604,170   $     781,200   $      469,282
Kjell S. Andersson......      --          --                 --                 --             --                --
Charles R. Johnston.....      --          --                 --                 --             --                --
Harry Plonskier.........    1,200       9,063(3)          40,797             21,262         123,878             1,199

--------
(1) Market value of securities underlying the in-the-money options at December 31, 1998 (based on $9.3125 per share, the closing price of Common Stock on the Nasdaq National Market on December 31, 1998), less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

(2) Market value of underlying securities (based on $8.375 per share, the closing price of the Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(3) Market value of underlying securities (based on $7.5625 per share, the closing price of the Common Stock in the Nasdaq National Market) at the time of exercise, minus the exercise price.

                             EMPLOYMENT AGREEMENTS

  Omnipoint entered into an employment agreement with Mr. Schmitt effective October 1, 1995, which currently provides for an annual salary of $225,000. Pursuant to the agreement, Mr. Schmitt serves as President of OCI and Executive Vice President of Omnipoint. Mr. Schmitt is eligible for an annual bonus of up to $50,000 or such greater amount as determined by the Compensation Committee. In the event the agreement is terminated without cause by Omnipoint or upon the occurrence of certain events, for a period of up to two years following termination, Mr. Schmitt is entitled to receive severance compensation in the amount of the base salary, bonus compensation and medical benefits for the most recent 12-month period which would otherwise be payable to Mr. Schmitt. Mr. Schmitt's employment agreement also provides for forgiveness of the principal and interest payments due under a note from Mr. Schmitt to Omnipoint for the purchase of 125,000 shares of Common Stock. Mr. Schmitt's shares are subject to a five year repurchase option (a "Five-Year Repurchase Option") by Omnipoint with respect to 60% of his shares that declines by 20% on each October 1 beginning in 1998. Mr. Schmitt's employment agreement provides that during the employment period and for two years thereafter, Mr. Schmitt will not engage in the business of providing wireless personal communication services anywhere in the territory covering the New York MTA or other geographic regions covered by licenses for which Mr. Schmitt has managerial responsibility.

  Omnipoint granted to Mr. Schmitt an option to purchase 437,500 shares at a purchase price of $6.00 per share; an option to purchase 250,000 shares at a purchase price of $16.00 per share; an option to purchase 250,000 shares at a purchase price of $20.00 per share and an option to purchase 125,000 shares at a purchase price of $24.00 per share. All options vest in annual installments over a five-year period except the 125,000 share option which vests as to 12,500 shares on the first anniversary of the grant, 25,000 shares on each of the next four anniversaries and 12,500 shares on the sixth anniversary.

  Omnipoint entered into an employment agreement with Mr. Andersson effective November 3, 1996, which currently provides for an annual salary of $225,000 (which shall be increased by a minimum of 5% each year). The term of employment under the agreement is five years which commenced on February 2, 1997. Mr. Andersson is eligible for an annual bonus in an amount up to 100% of his salary. In the event the agreement is terminated without cause by Omnipoint or upon the occurrence of certain events, for a period of two years following termination, Mr. Andersson is entitled to receive severance compensation in the amount of the base salary, bonus compensation and medical benefits for the most recent 12-month period which would otherwise be payable to Mr. Andersson. Mr. Andersson's employment agreement also provides for the forgiveness of the principal and interest payments due under a note from Mr. Andersson to Omnipoint for the purchase of 60,000 shares of Common Stock. Mr. Andersson's shares are also subject to a Five-Year Repurchase Option by Omnipoint.

  OCS entered into an employment agreement with Mr. Johnston effective August 1, 1997, which currently provides for an annual salary of $190,000. Mr. Johnston is eligible for an annual bonus in the amount of up to 45% of his salary. Pursuant to his employment agreement, Mr. Johnston was granted an option to purchase 7,000 shares at $0.01 per share; an option to purchase 5,000 shares at $16.00; an option to purchase 17,500 shares at a purchase price of $26.00 per share; and an option to purchase 12,000 shares at $22.6875.

  OCI entered into an employment agreement with Mr. Plonskier effective July 5, 1994, to serve as Vice President, Finance with an initial annual salary of $125,000 per year. In October 1998, Mr. Plonskier was named Treasurer, Chief Accounting Officer and Acting Chief Financial Officer of Omnipoint and effective that date, Mr. Plonskier's an annual salary has been adjusted to be $185,000 per year. The agreement further provides that

Mr. Plonskier participates in the Executive Bonus Plan whereby he is eligible for an annual bonus in an amount up to 20% of his base salary.

  Each of Messrs. Andersson's, Johnston's, Plonskier's and Schmitt's employment agreements provides that the agreement may be terminated by the employee upon 30 days' prior written notice, or by Omnipoint upon seven days (30 days in the case of Mr. Plonskier) prior written notice. Additionally, Mr. Andersson's employment agreement contains a general non-compete provision applicable during his employment period and for two years thereafter, which prohibits him from engaging in any business anywhere in the world that provides equipment or services that are being provided by or are under development by OTI at the time he ceases employment with Omnipoint. Mr. Plonskier's agreement contains a non-compete provision applicable during his employment period and for one year thereafter, which prohibits him from directly or indirectly engaging in the business of OCI, and from soliciting the employees, clients or customers of OCI. Mr. Schmitt's agreement provides in addition to the two year non-compete described above, a 180-day general non-compete. Such non-competition provision is not violated by the employee's ownership of less than 1% of the outstanding stock of a publicly held corporation.

                             EXECUTIVE BONUS PLAN

  Senior managers of Omnipoint are eligible to receive an annual cash bonus award, targeted at an average of 20% of annual base compensation. Each eligible manager is measured against individually established goals and objectives that will determine the award.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee, which is comprised of three outside non-employee directors, is responsible for establishing compensation policies with respect to Omnipoint's executive officers, including the Chief Executive Officer and the other executive officers, and setting the compensation for these individuals.

  The Compensation Committee seeks to achieve three broad goals in connection with Omnipoint's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable Omnipoint to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of Omnipoint. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for Omnipoint's executives. Finally, Omnipoint's executive compensation programs are intended to provide executives with an equity interest in Omnipoint so as to link a portion of the compensation of Omnipoint's executives with the performance of Omnipoint's Common Stock.

  In fiscal year 1998, executive compensation had two primary components: cash compensation, including base salary and an annual cash bonus, and equity-based compensation, including stock options.

  Cash Compensation: In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry as Omnipoint or related industries and/or located in the same general geographical area as Omnipoint, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at Omnipoint. To the extent determined appropriate, the Compensation Committee also considers general market conditions and Omnipoint's financial performance in establishing base salaries of executives. The annual cash bonus is intended to motivate and award executive officers by directly linking cash bonuses to specific aggressive individual and Company performance targets. The actual amount of cash bonus earned by an executive officer is determined by the Compensation Committee at the end of Omnipoint's fiscal year.

  Equity-Based Compensation: This includes stock options and other long-term incentive awards based on Omnipoint's Common Stock. The emphasis on long-term incentives is intended to encourage executive officers to focus on the growth of Omnipoint since the value of these awards depends on Omnipoint's performance and future stock value. In fiscal year 1998, not only were executive officers eligible to participate in the Employee Stock Purchase Plan, but they were also eligible to receive grants of stock options under the Amended and Restated 1990 Stock Option Plan and the Omnibus Stock Plan. In deciding to award options, the Compensation Committee also considers a number of factors, including the number of options outstanding or previously granted and the aggregate size of current awards.

  For the fiscal year 1998, increases in the base salaries and bonuses of the Chief Executive Officer and the other named executive officers were tied to performance-oriented goals set by the Compensation Committee earlier in the year. The Chief Executive Officer, as well as the other named executive officers met or exceeded performance goals established by the Compensation Committee for 1998, including among other achievements, service launch in over 20 cities.

  Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that Omnipoint's executive officers are committed to achieving positive long-term financial performance and enhance shareholder value, and that the compensation policies and programs discussed in this report have motivated Omnipoint's executive officers to work toward these goals.

  Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits Omnipoint's Federal income tax deduction for certain executive compensation in excess of $1 million paid to Chief Executive Officer and the four next highest paid named executive officers. The $1 million deduction limit does not apply, however, to "performance-based compensation" as that term is defined in
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

  The Committee recognizes the possibility that at times, the amount of the base salary of a named executive officer, and other compensation not described in the preceding paragraph, may exceed $1 million and therefore may not be fully deductible for Federal income tax purposes. The Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

                                          James N. Perry, Jr.
                                          Richard L. Fields
                                          Arjun Gupta

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

  The Compensation Committee was formed in October 1995, and the members of the committee are Messrs. Perry, Fields and Gupta. None of the members was at any time during the fiscal year ended December 31, 1998, or at any other time, an officer or employee of Omnipoint. No executive officer of Omnipoint serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of Omnipoint's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph shows a 36 month comparison of cumulative total return on Omnipoint's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with a comparable return of the S&P 500 Index (the "S&P 500") and the CRSP Index of the Nasdaq Telecommunications Stocks (the "CRSP"), for the period beginning January 26, 1996, the day Omnipoint Corporation's Common Stock began trading, through December 31, 1998.





                       [PERFORMANCE GRAPH APPEARS HERE]

----------------------------------------------------------------------------------------------------------------------
                JAN 96  MAR 96  JUN 96  SEP 96  DEC 96  MAR 97  JUN 97  SEP 97  DEC 97  MAR 98  JUN 98  SEP 98  DEC 98
----------------------------------------------------------------------------------------------------------------------
OMNIPOINT        $100    $121    $124    $139    $ 92    $ 46    $ 79    $104    $111    $141    $109    $ 35    $ 44
----------------------------------------------------------------------------------------------------------------------
S&P 500          $100    $104    $108    $111    $119    $122    $142    $152    $156    $177    $182    $164    $198
----------------------------------------------------------------------------------------------------------------------
CRSP             $100    $105    $108    $104    $104    $ 97    $119    $139    $147    $187    $198    $175    $241
----------------------------------------------------------------------------------------------------------------------

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 1999, by: (i) each person who is known by Omnipoint to own beneficially more than 5% of the Common Stock; (ii) each of Omnipoint's directors; (iii) each of the Named Officers; and (iv) all current officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to them.

                                                          Common Stock
                                                       Beneficially Owned
                                                    as of March 31, 1999(1)
                                                    -------------------------
                                                      Number of
                 Beneficial Owner                      Shares       Percent
                 ----------------                   -------------- ----------
Avance Capital(2)..................................      5,139,380       9.67%
Madison Dearborn Capital Partners, L.P.(3).........      6,190,156      11.60
Allen & Company Incorporated(4)....................      3,835,717       7.05
T. Rowe Price Associates, Inc.(5)..................      2,905,200       5.47
Kjell S. Andersson(6)(15)..........................        153,800          *
Richard Fields(7)..................................      4,276,835       8.03
Evelyn R. Goldfine(8)(15)..........................        341,075          *
Arjun Gupta........................................              0        --
Charles R. Johnston(9)(15).........................          1,600          *
James N. Perry, Jr.(10)............................      6,190,156      11.60
Harry Plonskier(11)(15)............................         48,842          *
James J. Ross(12)..................................      1,713,920       3.17
George F. Schmitt(13)(15)..........................        383,521          *
Douglas G. Smith(14)(15)...........................      7,514,380      14.14
All officers and directors as a group (10
 persons)(16)......................................     20,624,129      36.69

--------
 *  Less than one percent.
(1) As of March 31, 1999, Omnipoint had outstanding 53,145,300 shares of Common Stock. Amounts include outstanding options or warrants which are exercisable within 60 days of March 31, 1999. Shares of Common Stock subject to outstanding options or warrants which are exercisable within 60 days of March 31, 1999, are deemed outstanding for computing the percentage ownership of the persons holding such options but are not deemed outstanding for the percentage ownership of any other person.
(2) Avance Capital is a sole proprietorship. Mr. Smith has voting and investment power with respect to these shares. Its address is 3 Bethesda Metro Center, Suite 400, Bethesda, MD 20814.
(3) Includes 229,167 shares of Common Stock issuable upon exercise of outstanding warrants. All of such shares are held of record by Madison Dearborn Capital Partners, L.P. ("MDCP"). MDCP is a limited partnership. Madison Dearborn Partners, L.P. ("MDP") is the general partner of MDCP. Investment and voting control over securities owned by MDCP is shared by a committee of the limited partners of MDP (the "L.P. Committee").
     Madison Dearborn Partners Inc. ("MDP Inc.") is the general partner of MDP and exercises voting control over securities owned directly or indirectly by MDP. The address of MDCP is Three First National Plaza, Suite 1330, Chicago, Illinois 60602.
(4) Includes 1,300,603 shares of Common Stock issuable upon exercise of outstanding warrants. Allen & Company Incorporated ("Allen") disclaims beneficial ownership of 317,368 shares and 123,750 shares issuable upon exercise of options which are beneficially owned by certain officers of Allen and related persons. Allen's address is 711 Fifth Avenue, New York, NY 10022.
(5) These securities are owned by various individual and institutional investors including T. Rowe Price Associates, Inc. ("Price Associates"), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6) Includes 76,800 shares of Common Stock issuable upon exercise of outstanding options.
(7) Includes 3,835,717 shares owned by Allen (including shares issuable upon exercise of outstanding warrants as described in Note 4) and 123,750 shares of Common Stock issuable upon exercise of outstanding options. Mr. Fields is a Managing Director of Allen. Of such amounts, Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of, the 2,535,114 shares and 1,300,603 shares issuable upon exercise of outstanding warrants which are held by Allen.
(8) Includes 255,992 shares of Common Stock issuable upon exercise of outstanding options; 1,250 shares held in a family trust; and 78,025 shares held in a family limited partnership. Ms. Goldfine is the general partner in such partnership and has sole voting and investment power with regard to the 78,025 shares so held.
(9) Includes 1,600 shares of Common Stock issuable upon exercise of outstanding options.
(10) All of such shares are held of record by MDCP. Mr. Perry is a member of the L.P. Committee. Mr. Perry may therefore be deemed to share investment control with respect to the shares of Common Stock owned by MDCP and may therefore be deemed to have beneficial ownership of shares of Common Stock owned by MDCP. The business address of Mr. Perry is c/o MDP Inc., Three First National Plaza, Suite 1330, Chicago, Illinois
     60602.
(11) Includes 40,797 shares of Common Stock issuable upon exercise of outstanding options.
(12) Includes 840,375 shares of Common Stock issuable upon exercise of outstanding options held by Mr. Ross and 291,100 shares held in trust for Mr. Ross' children. With respect to shares held in trust for his children, Mr. Ross has sole voting and investment power. As a result, Mr. Ross may be deemed to be the beneficial owner of such shares. Mr. Ross' address is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Avenue, New York, NY 10017.
(13) Includes 202,504 shares of Common Stock issuable upon exercise of outstanding options.
(14) Includes 31,720 shares owned by Mr. Smith's minor children, 5,139,380 shares held by Avance Capital, a sole proprietorship, and 755,969 shares held in a trust. Mr. Smith does not exercise voting or investment power over, and disclaims beneficial ownership of, the shares held in the trust. Mr. Smith has voting and investment power with respect to the other shares.
(15) The address of each of Ms. Goldfine and Messrs. Andersson, Johnston, Plonskier, Schmitt and Smith, is c/o Omnipoint Corporation, 3 Bethesda Metro Center, Suite 400, Bethesda, MD 20814.
(16) Includes 3,071,588 shares issuable upon exercise of outstanding options and warrants.

             PROPOSAL NO. 2. APPROVAL OF AMENDMENT TO OMNIPOINT'S
                         EMPLOYEE STOCK PURCHASE PLAN

  Omnipoint currently maintains an Employee Stock Purchase Plan (the "Plan"), pursuant to which shares of Omnipoint's Common Stock may be purchased by eligible employees of Omnipoint through payroll deduction at a discount. As initially adopted in July 1996, 200,000 shares of Common Stock were reserved for issuance under the Plan, which amount became fully exhausted on December 31, 1998. The Board of Directors of Omnipoint approved an amendment and restatement of the Plan to increase the number of shares of Common Stock available for issuance to participants under the Plan by 250,000 shares in order to ensure the continued availability of the Plan to attract, retain and motivate employees to participate in the long-term growth and financial success of Omnipoint. Based on current levels of participation, Omnipoint estimates that this increase in the shares reserved for the Plan will cover Omnipoint's needs under the Plan through the end of 1999. All future purchases under the Plan are subject to prior approval of the proposed amendment by the stockholders. The following is a fair and complete summary of the principal features of the Plan, as proposed, and it is qualified in its entirety by the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

General

  The purpose of the Plan is to promote the success and enhance the value of Omnipoint by providing eligible employees of Omnipoint and its participating subsidiaries with the opportunity to purchase Common Stock of Omnipoint through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  The Plan, as amended, will provide for the issuance of an aggregate of 450,000 shares of Common Stock to employees, 200,000 of which have been issued to date. In the event of a subdivision of outstanding shares of Common Stock, payment of a stock dividend in Common Stock or other change affecting the Common Stock, the Administrator (as described below) will make appropriate and equitable adjustments in the aggregate number of shares that may be issued under the Plan.

Administration

  The Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator"). Subject to the terms of the Plan, the Administrator has authority to interpret the Plan, make, amend and rescind all rules and regulations for the operation of the Plan, take any other actions and make all other determinations necessary or desirable to administer and operate the Plan.

Eligibility to Receive Awards

  All employees of Omnipoint, and all employees of any subsidiary of Omnipoint that is designated by the Administrator as a participating employer under the Plan (a "Designated Subsidiary"), who are regularly employed for 20 or more hours per week and for more than five months per calendar year, are eligible to participate in the Plan. However, any employee that owns, directly or indirectly, 5% or more of the total combined voting power or value of the stock of Omnipoint or any subsidiary of Omnipoint, is not eligible. As of April 15, 1999, approximately 1,700 employees were eligible to participate in the Plan.

Purchases of Common Stock Under the Plan

  The Plan provides for annual offering periods ("Offering Periods") which coincide with the calendar year. Each Offering Period consists of two six-month purchase periods commencing on the first day that the Nasdaq National Market is open for trading on or after January 1 and July 1 of each calendar year (the "Purchase Periods"). At the beginning of each Offering Period, participating employees are granted options to purchase Omnipoint's Common Stock which are automatically exercised at the end of each Purchase Period as described below.

  Employees who satisfy the eligibility requirements described above on the first day of the Offering Period may enroll in the Plan as of the first day of any Purchase Period in the Offering Period by authorizing payroll deductions from their compensation for the Purchase Period. An employee who first becomes eligible after the beginning of the Offering Period for a calendar year is permitted to enroll for the second Purchase Period for that year if he or she is eligible on the first day of that Purchase Period. Omnipoint maintains payroll deduction accounts on behalf of each participating employee. Participating employees may contribute through payroll deduction up to 10% of eligible compensation. Participating employees are permitted to decrease or discontinue payroll deductions once during any Purchase Period, but are not permitted to increase their payroll deductions until the start of a subsequent Purchase Period. Participants may withdraw from participation at any time and receive a refund of the amounts credited to their payroll deduction accounts.

  On the last trading day of each Purchase Period (the "Exercise Date"), each participating employee's accumulated payroll deductions are applied to the purchase of shares of Omnipoint's Common Stock for the employee provided that the employee is still an eligible employee as of the Exercise Date. The purchase price per share is equal to 85% of the Common Stock's closing price on the first trading day of the Offering Period or on the Exercise Date, whichever is lower. As of January 4, 1999, the closing price for a share of Omnipoint's Common Stock, as quoted on the Nasdaq National Market, was $10.00. The maximum aggregate purchases which an employee will be able to make in a single calendar year is $25,000 worth of stock, based on the fair market value of Omnipoint's Common Stock determined as of the first day of the Offering Period. No purchases of Common Stock will be made on the Exercise Date for the Purchase Period ending June 30, 1999, or thereafter, unless the proposed amendment to the Plan is approved by the stockholders.

  Because participation in the Plan and the level of payroll deductions made by participants during each Purchase Period, up to the specified limit, is in the discretion of eligible employees and because the purchase price for shares under the Plan cannot be determined until the close of each Purchase Period, the amount of Common Stock that will be received, and the amount of discount that will be realized, by any participant if the amendment to the Plan is approved cannot be determined. For the fiscal year ended December 31, 1998, the benefits or amounts received by or allocated to each of the following participants or groups of participants under the Plan were as follows:

                            New Plan Benefit Table

                                              Dollar Value ($)    Number of
              Name and Position                 of Discount    Shares Purchased
              -----------------               ---------------- ----------------
Douglas G. Smith.............................          --              --
George F. Schmitt............................      $14,314             864
Kjell S. Andersson...........................          --              --
Charles R. Johnston..........................          --              --
Harry Plonskier..............................        8,735             661
Executive Group(1)...........................       23,049           1,525
Non-Executive Director Group(2)..............            0               0
Non-Executive Officer Employee Group(3)......    1,174,205          85,997

--------
(1)  All current executive officers as a group.
(2)  All current directors who are not executive officers as a group.
(3) All employees, including all current officers who are not executive officers, as a group.

Amendment and Termination

  The Board may amend the Plan at any time for any reason, except that (1) if the approval of any such amendment by the stockholders of Omnipoint is required by Code section 423, such amendment will not be effected without such approval, and (2) no amendment may be made that would cause the Plan to fail to comply with Code section 423.

  The Board may terminate the Plan at any time and for any reason. Upon the Plan's termination, all amounts in participating employees' accounts under the Plan will be promptly refunded.

Tax Aspects

  The Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Code section 423. As such, neither the grant of options to purchase shares under each Offering Period nor the actual purchase of shares at the close of each Purchase Period will result in taxable income to the employee or a deduction to Omnipoint.

  If the employee disposes of shares acquired under the Plan (including by way of gift) within two years after the commencement date of the Offering Period in which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition" of the shares. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if no gain is realized on the disposition or a gift of the shares is made. Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares. If the shares are sold for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss equal to the difference between the purchase price and the fair market value of the shares on the purchase date is recognized. Omnipoint will have a corresponding tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income recognized by the employee.

  If an employee disposes of shares acquired under the Plan other than in a disqualifying disposition (i.e., the disposition occurs after the holding periods described above have been satisfied), the employee recognizes (1) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the Offering Period in which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (2) a long-term capital gain for any additional gain realized by the employee in the disposition. If the employee sells the shares and the sale price is less than the purchase price, then there is no ordinary income recognized and the employee recognizes a capital loss for the difference between the sale price and the purchase price. Omnipoint will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

Required Vote

  Approval of the amendment of the Plan requires the affirmative vote of the holders of a majority of the shares of Omnipoint's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote. Neither broker non-votes nor abstentions are treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote "FOR" the amendment to the Employee Stock Purchase Plan.

            PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

  PricewaterhouseCoopers LLP has served as Omnipoint's independent auditors since inception and has been selected by the Board as Omnipoint's independent auditors for the fiscal year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

  Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the current year.

Required Vote

  The ratification of the appointment of PricewaterhouseCoopers LLP as Omnipoint's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of the holders of a majority of the shares of Omnipoint's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

  The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Omnipoint's independent auditors.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation to the Annual Meeting of Stockholders to be held in 2000, a stockholder proposal must be received by Edwin M. Martin, Jr., Secretary, Omnipoint Corporation, 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814, no later than December 30, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Omnipoint's officers and directors, and persons who own more than 10% of a registered class of Omnipoint's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Omnipoint with copies of all Section 16(a) reports they file.

  SEC rules require Omnipoint to disclose all known delinquent Section 16(a) filings by its officers, directors and 10% stockholders in this Proxy Statement. Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, Omnipoint believes that, for the period beginning January 1, 1998 through December 31, 1998, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that Messrs. Andersson, Ross, Schmitt and Smith did not timely file Forms 4.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

  A copy of Omnipoint's 1998 Annual Report to Stockholders accompanies this Proxy Statement. Omnipoint has filed an Annual Report for its fiscal year ended December 31, 1998 on Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Omnipoint Corporation,
Attn: Investor Relations, 3 Bethesda Metro Center, Suite 400, Bethesda, Maryland 20814.

                                          By Order of the Board of Directors

                                          /s Edwin M. Martin, Jr.
                                          Edwin M. Martin, Jr.,
                                          Secretary

Dated: April 27, 1999
Bethesda, Maryland

                                                                      EXHIBIT A

                             OMNIPOINT CORPORATION

                             AMENDED AND RESTATED
                         EMPLOYEE STOCK PURCHASE PLAN

  The purpose of this Plan is to provide eligible employees of Omnipoint Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"). Four hundred and fifty thousand (450,000) shares of Common Stock in the aggregate have been reserved and approved for this purpose.

  1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

  2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

    (a) they are regularly employed by the Company or a Designated Subsidiary for 20 or more hours a week and for more than five months in a calendar year; and

    (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

  No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

  3. Offerings.

    (a) Options granted pursuant to the Plan ("Offerings") may be exercised during an offer period which will commence on the first day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation ("NASDAQ") system are open for trading ("Trading Day") on or after January 1 of each calendar year (the "Offering Commencement Date") and terminating on the last Trading Day in such calendar year (each such calendar year referred to herein as an "Offering Period"). Each Offering Period under the Plan will consist of two consecutive six-month purchase periods (each a "Purchase Period") commencing on the first Trading Day on or after January 1 and July 1 during the Offering Period (the "Purchase Period Commencement Dates").

    (b) Notwithstanding the provisions of paragraph (a):

      (i) the first Offering Period shall consist of a single Purchase Period commencing on the first Trading Day on or after July 1, 1996, and ending on December 31, 1996. With respect to the first Offering Period described in this subparagraph (i), the term "Offering Commencement Date" shall mean the first Trading Day on or after July 1, 1996, and the term "Offering Period" shall mean the period commencing with the Offering Commencement Date and ending on December 31, 1996.

      (ii) with respect to any employee who first becomes eligible to participate in the Plan after the Offering Commencement Date of any Offering Period, but prior to the first Trading Day on or after July 1 of such Offering Period (the "July Offering Commencement Date"), the Offering Period for the calendar year in which the employee becomes eligible to participate will consist of a single Purchase Period commencing on the July Offering Commencement Date and ending on the last Trading Day in such calendar year. With respect to any Offering Period described in this subparagraph (ii), the term "Offering Commencement Date" shall mean the July Offering Commencement Date and the term "Offering Period" shall mean the period commencing with the July Offering Commencement Date and ending on the last Trading Day in such calendar year.

    (c) The Board will have the power to change the duration of Offering and Purchase Periods (including the commencement and termination dates thereof) with respect to future Offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company at least 14 days prior to the applicable Purchase Period Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Purchase Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings and Purchase Periods under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of taxable income reportable for federal income tax purposes on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee. "Compensation" shall be determined before reductions for any contributions to any plan maintained by the Company and described in Section 401(k) or Section 125 of the Code.

  5. Deductions.

    (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Purchase Period under this Plan, an eligible employee may authorize a payroll deduction in any whole number percentage up to a maximum of 10% of the Compensation he or she receives during the Purchase Period or such shorter period during which deductions from payroll are made.

    (b) No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Offering Period) for each calendar year in which the Option is outstanding at any time, as required by Section 423 of the Code.

  6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Purchase Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Purchase Period. If an employee elects to discontinue his payroll deductions during a Purchase Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

  7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

  8. Withdrawal of Funds. An employee may on any one occasion during a Purchase Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Purchase Period. If the employee withdraws all of such balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Purchase Period. Any employee withdrawing all or part of such balance may participate in any subsequent Purchase Period of any Offering in accordance with terms and conditions established by the Board or the Committee, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee's payroll deduction account or (b) participate in any subsequent Purchase Period of any Offering for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act.

  9. Purchase of Shares.

    (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then eligible to participate in the Plan an option (an "Option") to purchase during the Offering Period such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) $25,000 by (ii) the closing price (as defined in the next paragraph) of Common Stock on the Offering Commencement Date of such Offering Period. The Option may be exercised, at the election of the Participant, for any or all of the shares subject to the unexercised portion of the Option on the last Trading Day of any Purchase Period during the Offering Period (each an "Exercise Date"), subject to the limitations set forth in this Plan.

    (b) The Option Price for each share purchased pursuant to an Option during a Purchase Period will be 85% of the closing price of the Common Stock on (i) the Offering Commencement Date of such Offering Period or (ii) the applicable Exercise Date, whichever closing price will be less. Such closing price will be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the NASDAQ National Market ("NASDAQ") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above will be the reported price for the next preceding day on which sales were made.

    (c) Each employee who continues to be a participant in the Plan on an Exercise Date will be deemed to have exercised his Option at the Option Price on such date and will be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number of shares for which the Option was granted and has not previously been exercised, determined in the manner set forth above).

    (d) Any balance remaining in an employee's payroll deduction account at the end of the first Purchase Period of any Offering will be carried forward into the employee's payroll deduction account for the second Purchase Period of the Offering, unless the Option has been fully exercised in the first Purchase Period or the employee elects not to participate in the second Purchase Period of the Offering, in which case the balance of the employee's account will be refunded. Any balance remaining in an employee's payroll deduction account at the end of an Offering Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account will be refunded.

  10. Issuance of Certificates. As soon as practicable following the end of each Purchase Period, certificates representing shares of Common Stock purchased under the Plan on the Exercise Date for such Purchase Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

  11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Purchase Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of a Purchase Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

  12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  14. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment will be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

  15. Merger.

    (a) If the Company at any time merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option will be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee will take such steps in connection with such merger as the Board or the Committee deem necessary to assure that the provisions of this
  Section 15 will thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

    (b) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or

  (ii) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees; or
  (iii) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an Option, and each holder of an Option will have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date will not be less than ten (10) days preceding the effective date of such transaction.

  16. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or
Section 423 of the Code.

  17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

  18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

  19. Governmental Regulations.

    (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on NASDAQ and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    (b) The Plan will be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

    (c) The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

  20. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

  21. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or one year after the transfer of such share to the employee, so that the Company may take appropriate income tax deductions with respect to such transfer and otherwise comply with applicable federal, state and local income tax laws.

  22. Effective Date and Approval of Stockholders. The Plan will take effect on July 1, 1996, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Date Plan initially adopted by the Board: March 1996
Date Plan initially approved by stockholders: May 1996
Date Amended and Restated Plan approved by the Board subject to stockholder approval: May 1999

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             OMNIPOINT CORPORATION

   The undersigned hereby appoints Douglas G. Smith and Harry Plonskler proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Omnipoint Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 27, 1999, at 2:30 p.m. local time, or any adjournment thereof.


      (Continued, and to be marked, dated and signed, on the other side)

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                                                             [X]   Please mark
                                                                   your votes as
                                                                   indicated in
                                                                   this example

       The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

                                                                        WITHHELD
                                                                 FOR     FOR ALL

ITEM 1. ELECTION OF DIRECTORS

Nominees: Richard L. Fields, Evelyn Goldline,                    [ ]       [ ]
Arjun Gupta, James N. Perry, Jr., James J. Ross,
George F. Schmitt, Douglas G. Smith

WITHHELD FOR: (Write that nominee's name in the space provided below)


--------------------------------------

                                                    FOR    AGAINST     ABSTAIN
ITEM 2. ADOPTION OF AN AMENDMENT TO                 [ ]      [ ]         [ ]
        THE EMPLOYEE STOCK PURCHASE
        PLAN.


ITEM 3. APPOINTMENT OF INDEPENDENT                  [ ]      [ ]         [ ]
        AUDITORS


Signature ____________________ Signature _____________________ Date __________

 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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